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                                                                    EXHIBIT 99.1

                           CALIPER TECHNOLOGIES CORP.

                        ACQUISITION EQUITY INCENTIVE PLAN

                              ADOPTED JUNE 8, 2003
                        STOCKHOLDER APPROVAL NOT REQUIRED

1. PURPOSES.

         (A) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are persons not previously employed by the Company where the Stock Awards are an inducement to such persons to accept employment with the Company or accept or continue employment with an Affiliate; provided, however, that a grant of a Stock Award may not be made under this Plan if such grant would require that the Plan have received stockholder approval under the listing requirements of The Nasdaq Stock Market as then in effect.

         (B) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from the value of the Common Stock through the granting of the Stock Awards, including, without limitation, stock bonuses and stock options.

         (C) GENERAL PURPOSE. The Company, by means of the Plan, seeks to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

         (A) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

         (B) "BOARD" means the Board of Directors of the Company.

         (C) "CODE" means the Internal Revenue Code of 1986, as amended.

         (D) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

         (E) "COMMON STOCK" means the common stock of the Company.

         (F) "COMPANY" means Caliper Technologies Corp., a Delaware corporation.

         (G) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

         (H) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall
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not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

         (I) "DIRECTOR" means a member of the Board of Directors of the Company.

         (J) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

         (K) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

         (L) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (M) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

                  (I) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

                  (II) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

         (N) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (O) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (P) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

         (Q) "PLAN" means this Caliper Technologies Corp. Acquisition Equity Incentive Plan.

         (R) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

         (S) "SECURITIES ACT" means the Securities Act of 1933, as amended.
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         (T) "STOCK AWARD" means a right to acquire stock granted under the
Plan, including, without limitation, pursuant to a stock bonus or a stock option.

         (U) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3. ADMINISTRATION.

         (A) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). If required under applicable law or Nasdaq listing requirements, the Plan shall be administered by a Committee as provided for in subsection 3(c)

         (B) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (I) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

                  (II) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (III) To amend the Plan or a Stock Award as provided in
Section 11.

                  (IV) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         (C) DELEGATION TO COMMITTEE.

                  (I) GENERAL. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

                  (II) DISCRETIONARY COMMITTEE COMPOSITION. In the discretion of the Board, a Committee may consist solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may delegate to a committee of one (1) or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                  (III) MANDATORY COMMITTEE COMPOSITION. If required for this Plan to be exempt from shareholder approval under the Nasdaq listing requirements, the Plan shall be administered by the Compensation Committee of the Board or any other Committee that meets the requirements of the Nasdaq listing requirements.
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         (D) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

         (A) SHARE RESERVE. Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Nine Hundred Thousand (900,000) shares of Common Stock.

         (B) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares from a Stock Award are not delivered to a Participant, because such shares are withheld or reacquired for taxes, or otherwise, the shares that are not delivered shall revert to and again become available for issuance under the Plan.

         (C) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

         Stock Awards may be granted only to Employees, including Officers, who are not previously employed by the Company where the Stock Awards are an inducement to such persons to accept employment with the Company or accept or continue employment with an Affiliate (including, for example, an individual employed by a company that is not an Affiliate but which becomes an Affiliate pursuant to the acquisition of such company); provided, however, that an individual shall not be eligible for a grant of a Stock Award under the Plan if such grant would require that the Plan have received stockholder approval under the listing requirements of The Nasdaq Stock Market as then in effect.

6. PROVISIONS OF STOCK AWARDS.

         Each Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The Board may from time to time approve one or more standard forms of Stock Award Agreements. Unless otherwise determined by the Board, the standard form of stock option agreement for the Company's 2001 Non-Statutory Stock Option Plan shall be the standard form of stock option agreement for the Plan. Notwithstanding the foregoing, the Board may at any time provide for a Stock Award Agreement with provisions that differ from the standard form of agreement. The terms and conditions of any standard Stock Award Agreement may change from time to time, and the terms and conditions of separate Stock Award Agreements need not be identical, but each Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

         (A) PURCHASE PRICE. The purchase price under each Stock Award Agreement (commonly referred to as the exercise price in the case of an option) shall be such amount as the Board shall determine and designate in such Stock Award Agreement. To the extent required by law, the price to be paid by the Participant for each share of the Stock Award will not be less than the par value of a share of Company Stock. A Stock Award may be awarded as a stock bonus to the extent permissible under applicable law.

         (B) CONSIDERATION. The purchase price of Common Stock acquired pursuant to the Stock Award Agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) for past services actually rendered to the Company or an Affiliates; or (iv) in any other form of legal consideration that may be acceptable to the Board in its
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discretion; provided, however, that to the extent required by applicable law payment of the Common Stock's par value shall not be made by deferred payment.

         (C) VESTING. Shares of Common Stock awarded under the Stock Award Agreement may, but need not, be subject to a restriction on exercise or a share repurchase or forfeiture right or option in favor of the Company (the "Unvested Share Repurchase Option") in accordance with a vesting schedule to be determined by the Board.

         (D) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, any unvested portion of a Stock Award shall terminate to the extent it has not been exercised and the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Award Agreement. The vested portion of a Stock Award that has not been exercised as of the date a Participant's Continuous Service terminates shall remain exercisable, if at all, as provided in the Stock Award Agreement.

         (E) TRANSFERABILITY. Rights (including options) to acquire shares of Common Stock under the Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Award Agreement remains subject to the terms of the Stock Award Agreement.

         (F) TERM. The term of an option shall not exceed ten (10) years, either at the time of grant of the option or as the option may be amended thereafter.

7. SECURITIES LAW COMPLIANCE.

         The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

8. USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

9. MISCELLANEOUS.

         (A) ACCELERATION OF VESTING. The Board shall have the power to accelerate the time at which a Stock Award the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time during which it will vest.

         (B) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         (C) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate
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or (iii) the service of a Director pursuant to the Bylaws of the Company or an
Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be..

         (D) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

         (E) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of a Stock Award or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the acquisition or vesting of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

         (A) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

         (B) CORPORATE TRANSACTION. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or
(iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (together, a "Corporate Transaction"), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 10(b)), for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the
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vesting of such Stock Awards (and, if applicable, the time during which such
Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event. In the event of a Corporate Transaction, any Unvested Share Repurchase Option may be assigned by the Company to the successor of the Company (or such successor's parent company), if any, in connection with such Corporate Transaction. To the extent the Unvested Share Repurchase Option remains in effect following such Corporate Transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Corporate Transaction, but only to the extent the Common Stock was at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Unvested Share Repurchase Option to reflect the Corporate Transaction upon the Company's capital structure; provided, however that the aggregate price payable upon exercise of the Unvested Share Repurchase Option shall remain the same.

         (C) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

11. AMENDMENT OF THE PLAN AND STOCK AWARDS.

         (A) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of any Nasdaq or securities exchange listing requirements.

         (B) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

         (C) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN.

         (A) PLAN TERM. The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (B) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

13. EFFECTIVE DATE OF PLAN.

         The Plan shall become effective immediately upon its adoption by the Board.

14. CHOICE OF LAW.

         The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.